Form 8-K.  Current Report pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 11, 1999

               Cotton Valley Resources Corporation
        (Exact name of registrant as specified in its charter)

Yukon Territory, Canada                 0-28814                98-0164357
(State or other jurisdiction          (Commission          (IRS Employer
of incorporation)                      File Number)        Identification No.)

3300 Bank One Center, 100 N. Broadway, Oklahoma City, OK       73102
    (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code    (405) 606-8500

     6510 Abrams Road, Suite 300, Dallas, TX                   75231
     (Former name or former address, if changed since last report.)


================================================================================

Item 1.  Changes in Control of Registrant.

A.  Person acquiring control:  Jack E. Wheeler

B. Amount and source of consideration: 250 shares of common stock (being 25% of the issued and outstanding equity) of East Wood Equity Venture, Inc. ("East Wood"), a Colorado corporation, which shares were acquired by Mr. Wheeler, effective January 1999 upon the merging of Crown Partners L.L.C. Minerals Division into East Wood.

C. Basis of control: Mr. Wheeler holds beneficial ownership to almost 25% of the outstanding common shares and special warrants of Cotton Valley Resources Corporation (the "Corporation" or "Registrant"), and currently serves as its president, chairman of the board and chief executive officer.

D. Date and description of the transaction: On September 16, 1999 the Corporation entered into a "Share Purchase Agreement," a copy of which is annexed hereto as Exhibit A whereby the Corporation delivered 20,000,000 shares of its common stock, no par value, ("CVRC Common Stock") to its wholly owned subsidiary, Aspen Energy Group, Inc. ("AEG"), as a capital contribution, and in return was issued 20,000,000 shares of the common stock of AEG ("AEG Common Stock"). The Corporation also agreed to acquire 500 shares of the common stock (being 50% of the amount outstanding) of East Wood ("East Wood Common Stock")through the delivery to Mr. Jack E. Wheeler of the 20,000,000 shares of AEG Common Stock and the issuance and delivery to unrelated third parties of 5,000,000 shares of CVRC Common Stock and 21,230,897 special warrants (the "Special Warrants") where each Special Warrant is convertible into one share of CVRC Common Stock immediately upon authorization from the shareholders of the Corporation for the issuance of such additional shares of CVRC Common Stock. In connection with the execution of the agreement, Jack E. Wheeler was elected president, chairman and chief executive officer of the corporation, effective upon the receipt of required approvals from the Canadian Dealing Network and the Ontario Securities Commission. Effective October 11, 1999 notice of the final approval for the transaction was received from the regulatory authorities and all documents and shares where delivered from escrow to the appropriate parties.

E. Percentage of Voting Securities Owned by Control Person(s): Through his ownership of AEG, Mr. Jack E. Wheeler is the beneficial holder of 24.7% of the outstanding shares of CVRC Common Stock, assuming conversion of the Special Warrants. Control was relinquished by Mr. Eugene A. Soltero and Mr. James E. Hogue, founders and promoters of the Corporation. Messrs. Soltero and Hogue have agreed to vote for directors nominated by Mr. Wheeler any CVRC Common Shares they hold or for which they may hold any directors' voting rights. Approximately 8,500,000 (or approximately 10.5%) of outstanding CVRC Common Shares are currently subject to this agreement.


Item 2. Acquisition or Disposition of Assets.

A.  Date and Manner of the Acquisition:  See Item 1, Paragraph D, above.

B.  Description of the Assets:

     General. East Wood Equity Venture, Inc. ("East Wood") was formed under the laws of the State of Colorado by a Statement of Merger merging Crown Partners, LLC., Minerals Division ("Crown Partners") with East Wood Equity Venture, Inc. effective on January 2, 1999. The registered office of East Wood is located at 122 E. Reds Road, P.O. Box 7665, Aspen, Colorado 81611 and the principal executive office is located at 3300 Bank One Center, 100 North Broadway, Oklahoma City, OK 73102 .

     Prior to the merger, East Wood was a private company which merged with Crown Partners, a company active in the oil and gas industry. References to East Wood include, especially with regard to the business of East Wood, the business previously carried on principally by Crown Partners.

     Business of East Wood and Description of East Wood Properties. East Wood operates in the oil and gas industry in various states throughout the United States and owns interests in approximately 400 producing oil and gas properties located in Alabama, Arkansas, California, Louisiana, Mississippi, Montana, Oklahoma, Texas and Wyoming (collectively, the "East Wood Properties"). East Wood owns a working interest in the majority of these wells, however, it does have a mineral owner royalty interest in 8 wells and an overriding royalty interest in 79 wells. The main concentration of properties is in Oklahoma with 337 wells and Texas with 30 wells.

     Approximately 81% of the East Wood Properties are gas wells while the remaining 19% are oil wells. East Wood has working interests and royalty interests ranging from less than 1% to 43% in wells ranging in depths from 5,200' to 23,650'.

     East Wood has a very active development program and participates in an average of 15 to 20 wells per year. Based on the most recent reserve reports, East Wood's interest in the East Wood Properties have estimated proved developed net reserves of over 290,950 barrels of oil and condensate and 11,858,677 Mcf gas.

     Estimate of Proved Developed Oil and Gas Reserves. Pursuant to a report (the "Report") dated September 2, 1999 from American Energy Advisors, Inc. ("AEA"), the proved developed reserves and future revenues attributable to East Wood's interest in the East Wood Properties have been quantified. AEA prepared the Report, signed by Kendell V. Tholstrom, P.Eng., and Stephen A. Lieberman, P.E. of AEA. Mr. Tholstrom is a graduate of the Montana School of Mines (1968) and also has a Bachelor of Science degree in Petroleum Engineering and a Masters of Science in Petroleum Engineering from the Montana School of Mines (1970). He is a registered professional engineer in Colorado (Registration No. 23120) since 1985. Mr. Lieberman received a B.Sc. degree in Petroleum and Natural Gas Engineering from Pennsylvania State University in June 1974. He is a member of the Society of Petroleum Engineers. AEA were selected to issue the Report based primarily on their qualification to issue qualifying reserve reports for both U.S. and Canadian oil and gas properties. No material relationship previously existed between East Wood and AEA prior to this Report. The proved developed reserves in the Report were estimated pursuant to the guidelines of the United States Securities and Exchange Commission using constant prices. The summary of the proved developed reserves and future revenue net to East Wood's interests in the East Wood Properties as at July 1, 1999 are estimated as follows:


                                 ESTIMATED                  ESTIMATED
ESCALATED PRICING              NET RESERVES            FUTURE NEW REVENUE
                          Oil and       Gas              Not     Discounted
                         Condensate    (Mcf)         Discounted   At 10%
Reserve Category         (Barrels)                       ($)       ($)
___________________________________________________________________________
Proved Developed
Producing                284,532      11,396,606     21,963,500  11,030,608

Proved Developed
Non-Producing              6,418         462,071        946,821     594,843
_____________________________________________________________________________
Total Proved Developed   290,950      11,858,677     22,910,321  11,625,451

     The oil reserves shown include oil and condensate. Oil volumes are expressed in barrels, one of which is equivalent to 42 United States gallons. Gas volumes are expressed in thousands of standard cubic feet ("Mcf") and are evaluated at the appropriate temperature and pressure base.

     The reserves and future revenue estimated in the Report are for proved developed producing and proved developed non-producing reserves. These estimates do not include any value for probable or possible reserves which might exist for these properties, or any value which might be attributable to interests in undeveloped acreage or reserves.

     In preparing the Report, American Energy Advisors, Inc. were not retained to provide an estimate of proved undeveloped reserves. The Report shall be made available for inspection and copying at the principal executive officers of East Wood during regular business hours by any interested shareholder.

Directors and Officers. The board of directors of East Wood consists of three (3) members. The following table sets forth the name, the municipality of residence, the office held and the principal occupation of each officer and director of East Wood:


Name and Municipality of Residence    Office             Principal Occupation
______________________________________________________________________________
Jack E. Wheeler                       Director,               Oil and gas
Edmond, Oklahoma                      President and Chief     businessperson
                                      Executive Officer

Farrell Kahn                          Director and Chairman   Oil and gas
Aspen, Colorado                                               businessperson

Patrice Kahn                         Director and Secretary    Oil and gas
Aspen, Colorado                                                businessperson
______________________________________________________________________________

Indebtedness of Directors and Senior Officers. There has been no outstanding indebtedness to East Wood by any officer or director of East Wood or any associate of such person since the merger forming East Wood on January 2, 1999.

Capitalization. The following sets out the capitalization of East Wood as at September 30, 1999:
                                                   Outstanding as at
                            Number Authorized     September 30, 1999
                            -----------------     ------------------
Share Capital
               Common Shares     1,000               $104,788
                                                    (1,000 shares)
       Retained Earnings          -                  $1,206,457
                           ------------------     ------------------
    Total Capitalization          -                  $1,311,245

Escrowed Shares.  No shares of East Wood are held in escrow.

     Share Capital. East Wood's authorized capital consists of 1,000 common shares, of which 1,000 common shares are currently issued and outstanding.

Share Attributes. The following is a summary of the material provisions attaching to the common shares and is subject to the detailed provisions of the constating documents of East Wood describing the rights, privileges, restrictions and conditions of such shares:

The holders of the common shares of East Wood are entitled to:

(i) receive notice of any meeting of shareholders of East Wood and to attend and vote at any such meeting on the basis of one vote for each share held;
     (ii) have restrictions imposed upon the transfer of any common shares by East Wood, provided that such restrictions as made from time to time be so imposed or notice of the substance thereof must be set forth upon the face or back of the certificates representing such common shares; and

     (iii) pre-emptive rights to acquire unissued shares of East Wood.

Principal Holders of Voting Shares. According to the register of shareholders of East Wood, the following shareholders hold 10% or more of the issued and outstanding common shares in the capital of East Wood.


Shareholder                   Number of Shares          %of Outstanding
                                                         Shares
________________________________________________________________________
Cotton Valley Resources
Corporation                         500                        50%

Farrell Kahn                        188                        18.8%

Previous Issuances of Common Shares of East Wood.

Brief
                           Number and            Net Amount         Description
                           Class of    Price   Realized by East   of Utilization
Date      Method of Sale  Shares     Per Share     Wood           of Funds
________________________________________________________________________________
January 2,  Corporate     2 Common    U.S.$1.00    U.S.$2.00      Corporate
1999        Organization-  Shares                                 organization
            Merger                                                merger

January 4,  Subscription  998 Common  See Note(1)  Acquisition of  N/A
1999                       Shares                  Crown Partners,
                                                   LLC assets
_________________________________________________________________________

Note (1):     The 998 common shares were issued to the shareholders of Crown
Partners, LLC, which was merged with East Wood Equity Venture, Inc. to form East Wood on January 2, 1999.

Interest of Management and Others in Material Transactions. Other than as described below or elsewhere in this document, no officer or director of East Wood, and no person or company holding more than 10% of the issued and outstanding common shares of East Wood, or any associate or affiliate thereof, has any material beneficial interest in any transaction completed since the merger forming East Wood effective on January 2, 1999, or in any proposed transaction, which has materially affected or will materially affect East Wood.

Material Contracts. The only material contracts entered into by East Wood, copies of which are available for inspection at the offices of East Wood at 122 E. Reds Road, P.O. Box 7665, Aspen, Colorado 81611 by contacting Farrell Kahn, Chairman of East Wood, are the Shares Purchase Agreement (Exhibit A hereto) and for each of the producing properties comprising the East Wood Properties, there exists separate operating agreements, title opinions and division orders (directing to whom and manner in which all proceeds are to be distributed) (collectively, "Operating Agreements"). No single Operating Agreement constitutes a material contract of East Wood.

Auditors, Transfer Agent and Registrar. The accountants of East Wood are Lederer & Co., P.C. of Aspen, Colorado. East Wood acts as its own transfer agent and registrar.

C.  Nature and Amount of Consideration:  See Item 1, Paragraph D, above.

D. Principle Followed in Determining the Amount of the Consideration: Under the terms of the Purchase Agreement, the Corporation acquired a 50% interest in East Wood for consideration equal to, upon exercise of the outstanding Special Warrants, 46,230,897 Common Shares . This represented an acquisition of a 50% interest in a company which, according to a reserve report dated September 2, 1999 prepared by American Energy Advisors, Inc., had an estimated future net revenue value, discounted at 10%, of US$11,625,451. As a result, the Corporation issued the 46,230,897 Common Shares to acquire half of that value, or approximately US$5.8 million. In addition, East Wood owns proved undeveloped reserves with respect to more than 600 undrilled oil and gas locations, the values of which have not yet been confirmed by outside third party engineers, but which the Corporation's engineer valued at amounts exceeding $35 million. The 50% of East Wood represents $22.5 million of reserves (less approximately $2.3 million of debt). The Corporation entered into the Shares Purchase Agreement to acquire 50% of the outstanding shares of East Wood because it was in a position where substantially all of its reserves were undeveloped without income being generated, and was losing approximately US$40,000 per month. By acquiring a 50% interest in East Wood, the Corporation would have a viable business from currently producing oil and gas wells, with positive cash flows, as well as adding significantly to its undeveloped reserves. In addition, the price paid in shares represents increased value to the Corporation.

D. Identity of the Person(s) from Whom Assets were Acquired: Jack E. Wheeler, Apollo Investments Limited, Stillwater Gas Productions Inc. and Custer County Drillers Inc.

Item 7. Financial Statements and Exhibits

A.  Financial Statements and Pro Forma Financial Information of Business Being
Acquired: It is impracticable to provide the required financial statements and pro forma financial information at this time. The Corporation expects to file such statements and information within thirty days.

B.  Exhibits:  Exhibit A-Shares Purchase Agreement dated September 16, 1999.


                                Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Cotton Valley Resources Corporation
                                                  (Registrant)

Date:      October 25, 1999              /s/ Jack E. Wheeler
                                        Jack E. Wheeler
                                        Chief Executive Officer

                                  Exhibit A

                     SHARE PURCHASE AGREEMENT

         THIS AGREEMENT made as of the 16th day of September, 1999.

AMONG:

         JACK E. WHEELER, of the City of Edmond, in the State of Oklahoma.

         (hereinafter referred to as "Wheeler")

                                               OF THE FIRST PART

         - and -

         APOLLO INVESTMENTS LIMITED, a corporation incorporated and formed under the laws of Turks and Caicos Islands, British West Indies.

         (hereinafter referred to as "Apollo")

                                               OF THE SECOND PART

         - and -

         STILLWATER GAS PRODUCTION INC., a corporation incorporated and formed under the laws of Turks and Caicos Islands, British West Indies.

         (hereinafter referred to as "Stillwater")

                                               OF THE THIRD PART

         - and -

         CUSTER COUNTY DRILLERS INC., a corporation incorporated and formed under the laws of Turks and Caicos Islands, British West Indies.

         (hereinafter referred to as "Custer")

                                               OF THE FOURTH PART

         (hereinafter each of Wheeler, Apollo, Stillwater and Custer also individually referred to as a "Vendor" and collectively as the "Vendors")

         - and -

         COTTON VALLEY RESOURCES CORPORATION, a
         Yukon Territory corporation.

         (hereinafter referred to as the "Purchaser")

                                              OF THE FIFTH PART

         - and -

         ASPEN ENERGY GROUP, INC., a Texas corporation.

         (hereinafter referred to as "Aspen")

                                             OF THE SIXTH PART

         - and -

         EAST WOOD EQUITY VENTURE, INC., a corporation incorporated under the laws of the State of Colorado.

         (hereinafter referred to as  "East Wood")

                                            OF THE SEVENTH PART


     WHEREAS each Vendor beneficially held an interest in Crown Partners LLC Minerals Division, a Colorado limited liability company, which in aggregate represented 50% of the issued and outstanding members' interests in Crown Partners;

     AND WHEREAS pursuant to a merger between East Wood and Crown Partners made effective January 2, 1999, the Vendors received a 50% interest of all the issued and outstanding shares in the capital of East Wood, which the Vendors wish to sell to the Purchaser pursuant to the terms of this agreement;

     AND WHEREAS the Purchasers will acquire the interest of the Vendors in East Wood through its wholly-owned subsidiary, Aspen;

     AND WHEREAS the Purchaser wishes to purchase the said issued and outstanding shares in East Wood owned by the Vendors, all upon and subject to the terms and conditions hereinafter set forth;

     NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) the parties make the agreements and acknowledgments hereinafter set forth:

                                ARTICLE I
                             INTERPRETATION

1.1 Definitions - Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

     (1) "Agreement" means this Share Purchase Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "hereof", "hereto", and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article or Section; "Article", "Section", "paragraph" or "clause" means and refers to the specified article, section, paragraph or clause of this Agreement;

     (2) "Business" means the business presently and heretofore carried on by East Wood consisting of oil and gas property operations;

     (3) "Business Day" means a day other than a Saturday, Sunday or any other day on which the principal commercial banks located at the City of Toronto are not open for business during normal banking hours;

     (4) "Closing" means the completion of the sale and purchase of the Purchased Members Interest hereunder by the transfer and delivery of documents of title thereto and the payment of the purchase price therefor as contemplated herein;

     (5) "Closing Date" means September 16, 1999, or such other date as the parties hereto may agree as to the date upon which the Closing shall take place;

     (6) "Closing Time" means 3:00 o'clock in the afternoon on the Closing Date or such other time on the Closing Date as the parties hereto may agree as to the time on the Closing Date which the Closing shall take place;

     (7) "Cotton Valley Properties" means the Cotton Valley Properties as defined in Section 5.1(h);

     (8) "Cotton Valley Shares" means the 25,000,000 common shares in the capital stock of the Purchaser to be issued to the Vendors in payment and satisfaction of the Purchase Price pursuant to subsection 2.1(c) of this Agreement;

     (9) "East Wood Properties" means the East Wood Properties as set forth on Schedule 1.1(i) hereto;

    (10) "Effective Date" means July 1, 1999.

    (11) "Purchase Price" has the meaning ascribed to it in subsection 2.1(a) of this Agreement; and

    (12) "Purchased Shares" means Five Hundred (500) shares representing fifty (50%) percent of the issued and outstanding common shares in East Wood owned by the Vendors in the following numbers:

                   Wheeler           - 250 shares
                   Apollo            -  63 shares
                   Stillwater        -  62 shares
                   Custer            - 125 shares

    (13) "Warrants" means 21,230,897 special warrants of Cotton Valley issuable to Stillwater and Custer as consideration, having the terms and conditions attached as Schedule 2.1(c).

1.2 Headings - The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Number - In this Agreement and unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the neuter gender shall include the masculine and feminine genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

1.4 Joint and Several - Whenever in this Agreement the word "Vendors" is used, the same shall extend to include and obligate jointly and severally each of Wheeler, Apollo, Stillwater and Custer and their respective successors and assigns.

1.5 Currency - All payments required hereunder to be made and all currency mentioned herein shall be in and refer to U.S. dollars.

1.6 Reference to Statutes - All references contained in this Agreement to a statute shall be deemed to be made to such statute as now enacted or as the same may from time to time be amended, re-enacted or replaced, and in the case of any such amendment, re-enactment or replacement, such reference herein to a provision of such statute shall be read as a reference to such amended, re-enacted or replaced provision.

                             ARTICLE II
                         PURCHASE AND SALE

1.7 Action by Vendors and Purchaser - Subject to the terms and conditions of this Agreement, at the Closing Time:

     (1) Purchase Price - The Vendors shall sell and the Purchaser shall purchase the 500 shares of East Wood for 25,000,000 shares of the Purchaser plus the 21,230,897 Warrants.

     (2) Delivery of Certificates, etc. - The Vendors shall deliver to the Purchaser at the Closing certificates or documents of title or other evidences of ownership of the Purchased Shares to be sold and purchased hereunder duly endorsed for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record thereof, all in form and substance sufficient to permit the recording or registration of the Purchaser, to be held by its wholly-owned subsidiary Aspen, as the new owner of record of the Purchased Shares in compliance with all applicable requirements, provisions and procedures relating to the recording or registration of such ownership. The Vendors shall also deliver to the Purchaser certified copies of the resolutions of the board of directors, shareholders or members of East Wood, as the case may be, required to approve the transfer of the Purchased Shares by the Vendors to the Purchaser through its wholly-owned subsidiary Aspen.

     (3) Payment to the Vendors - The Purchaser shall pay the Purchase Price on Closing by the issuance to each Vendor of the Cotton Valley Shares and Warrants in the following numbers:

                    Wheeler      -     20,000,000 common shares
                    Apollo       -     5,000,000 common shares
                    Stillwater   -     7,076,965 Warrants
                    Custer       -     14,153,932 Warrants

     Notwithstanding the foregoing, in the case of payment to the Vendors Wheeler and Apollo of the Cotton Valley Shares, the 5,000,000 Cotton Valley Shares issuable to Apollo will be issued in the name of Apollo, and the 20,000,000 Cotton Valley Shares issuable to Wheeler will be issued to Aspen, which shares shall be held by Aspen subject to the terms and conditions attaching to the Class A common shares of Aspen. The Class A shares of Aspen ("Aspen Shares") shall have the terms and conditions attached hereto as Schedule 2.1(c). A total of 20,000,000 Aspen Shares will be issued to Wheeler. Each Aspen Share, according to the terms and conditions attaching thereto as set out in Schedule 2.1(c), will have the right to vote the underlying Cotton Valley Shares on a one-for-one basis, to the extent that such Aspen Shares are outstanding. Each holder of an Aspen Share shall have the right, at the holder's option, to convert or redeem such Aspen Share for a Cotton Valley Share, on the basis of one Cotton Valley Share for each Aspen Share so converted or redeemed.

2.2 Effective Date - The acquisition of the Purchased Shares and the ownership in East Wood shall, upon Closing, be effective from the Effective Date.

                                 ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE VENDORS

1.8 Unless specifically stated that a Vendor is making a covenant, representation or warranty severally, the Vendors hereby covenant, represent and warrant jointly to the Purchaser that:

     (1) Right to Sell - The Purchased Shares constitute in the aggregate fifty (50%) percent of the issued and outstanding shares in East Wood, and each Vendor severally covenants, represents and warrants that such Vendor is the sole registered and beneficial owner of those Purchased Shares set out beside such Vendor's name in Subsection 1.1(k), free and clear of all liens, charges, pledges, security interests, demands, adverse claims, rights, or other encumbrances whatsoever and no person, firm or corporation now has or at Closing will have any right, option, agreement or arrangement capable of becoming an agreement for the acquisition of any of the Purchased Shares or any interest therein from such Vendor.


     (2) Due Authorization, etc. - Each Vendor severally covenants, represents and warrants that he has all necessary power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and the consummation of the transactions contemplated hereunder and thereunder.

     (3) Valid and Binding Obligation - This Agreement constitutes and the agreements and other instruments contemplated herein when executed will constitute valid and binding obligations of each Vendor enforceable against each of them in accordance with the terms hereof and thereof subject, however, to limitations with respect to enforcement imposed in connection with laws affecting the rights of creditors generally including, without limitation, applicable bankruptcy, insolvency, moratorium, reorganization or similar laws and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

     (4) No Violation - The disposition of the Purchased Shares and the entering into and performance of this Agreement and the agreements and other instruments contemplated herein will not violate, contravene, breach or offend against or result in any default under any security agreement, indenture, mortgage, lease, order, undertaking, licence, permit, agreement, instrument, charter or by-law provision, resolution of shareholders or directors, statute, regulation, judgment, decree or law to which East Wood is a party or by which it may be bound or affected; each Vendor hereby severally covenants, represents and warrants that the disposition by such Vendor of those Purchased Shares set out beside his or its name in Subsection 1.1(k) of this Agreement and the entering into and performance of this Agreement and the agreements and other instruments contemplated herein will not violate, contravene, breach or offend against or result in any default under any security agreement, indenture, mortgage, lease, order, undertaking, licence, permit, agreement, instrument, charter or by-law provision, resolution of shareholders or directors, statute regulation, judgment, decree or law to which such Vendor is a party or by which such Vendor may be bound or affected; and neither the Vendors nor East Wood are, or will be at Closing, party to or subject to or bound by the terms of any unanimous shareholder agreement that restricts the transfer of shares in the capital of East Wood. No licenses, agreements or other instruments or documents will terminate or require assignment as a result of the entering into of this Agreement or the consummation of the transactions contemplated hereby.


     (5) Organization, Standing and Power - East Wood is a Colorado corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, having all requisite power and authority to own and operate oil and gas properties, including the East Wood Properties, and to carry on their business as now being conducted.

     (6) Issued Shares - Of the authorized capital of East Wood One Thousand (1,000) common shares (and no more) have been duly and validly issued and are outstanding as fully paid and non-assessable common shares in East Wood. The certificates evidencing such shares, including the Purchased Shares do not contain any reference to a restriction on the transfer of the Purchased Shares (other than set out in the Articles of Incorporation) a unanimous shareholder agreement or a lien in favour of East Wood and bear no restrictive legends. Neither the constating documents or by-laws of East Wood nor any agreement contain or provide for restrictive legends thereto.

     (7) No Options - No options, warrants, convertible obligations or other rights to purchase or acquire the Purchased Shares or other securities of East Wood have been authorized, allotted or agreed to by the Vendors.

     (8) Residence of the Vendor - Each Vendor severally covenants, represents and warrants that such Vendor is a non-resident of Canada for the purposes of Section 116 of the Income Tax Act (Canada).

     (9) Merger with Crown Partners LLC - Each Vendor severally covenants, represents and warrants to the Purchaser that the merger effective January 2, 1999 between East Wood and Crown Partners LLC (the "Merger") was done in full compliance with applicable laws, and make the following specific representations and warranties concerning the Merger:

         (1) that they will provide within ninety (90) days of the Closing Date an audit of the East Wood financial statements at December 31, 1998;

         (2) that the financial information contained in the Crown Partners LLC financial statements at December 31, 1998 are not impacted in a material way as a result of the Merger with East Wood;

         (3) that East Wood, prior to the Merger, was a shell corporation which had not carried on business in any manner or incurred any material liabilities whatsoever; and

         (4) each Vendor personally indemnifies Cotton Valley and Aspen for any damages or losses caused as a result of a misrepresentation contained in this section concerning the Merger, and the representations and warranties made concerning East Wood and Crown Partners LLC.

     (10) Full Disclosure - None of the foregoing representations and statements of fact contains any untrue statement of material fact or omits to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Purchased Shares seeking full information as to the Vendors and the Purchased Shares. The Vendors have no information or knowledge of any facts relating to the Business or to the Purchased Shares which the Vendors have not disclosed to the Purchaser and which are not within the public domain and which in the aggregate would have a material adverse effect on the financial condition or prospects of East Wood.

1.9 Reliance - The Vendors hereby expressly acknowledge that the Purchaser and Aspen are relying upon the covenants, representations and warranties of the Vendors contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto in connection with the purchase of the Purchased Shares hereunder.

                                 ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF EAST WOOD

1.10 East Wood hereby covenants, represents and warrants to the Purchaser that:

     (1) Organization, Standing and Power - East Wood is a Colorado corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, having all requisite power and authority to own and operate, and does own and operate, oil and gas properties, including the East Wood Properties, and to carry on its business as now being conducted. The Merger completed with Crown Partners LLC effective January 2, 1999 was done in compliance with all applicable laws, and does not affect the valid existence of East Wood.


     (2) Authority and Enforceability - This Agreement is the valid and binding obligation of East Wood, has been duly and validly authorized by all necessary corporate action on the part of East Wood and is enforceable against it in accordance with its terms. Neither the execution and delivery by East Wood of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance of them with any of the provisions hereof, will

         (1) conflict with or result in a breach of any provision of any East Wood operating agreement;

         (2) result in a default (with due notice or lapse of time or both) or give rise to any right or termination, cancellation or acceleration under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license or agreement to which East Wood is a Party or by which East Wood or any of its properties or assets may be bound.

         (3) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to them or any of their properties or assets, except for violations which will not have a material adverse effect on their business or properties ("Material Adverse Effect"); or

         (4) require the consent, approval, authorization or permit of, or filing with or notification to any governmental authority or any other person, except as set forth in Schedule 4.1(b) hereof.

     (3) Absence of Changes - Except as disclosed in writing to Cotton Valley prior to Closing, there have been no material adverse changes in the condition of the Business or the East Wood Properties.


     (4) Agreements - Cotton Valley acknowledges that East Wood is in the business of acquiring, exploring and developing oil and gas interests and in the course of carrying on such business, either executes (or assumes) and makes applicable to its interests various agreements of the types generally experienced in the oil and gas industry.
         The contractually binding arrangements to which East Wood and the oil and gas leases owned by East Wood are subject are of the type generally found in the oil and gas industry, do not (individually or in the aggregate) contain unusual or unduly burdensome provisions which may operate in a materially adverse manner with respect to the East Wood Properties and is in the form and substance considered conventional within the oil and gas industry.

     (5) Capitalization of East Wood - 1,000 shares of common stock and 4 promissory notes for debt totalling approximately $4.6 million.

     (6) Consents - No consents for East Wood to enter into this Agreement and consummate the actions contemplated by this Agreement are required.

     (7) Environmental Matters - Except as set forth on Schedule 4.1(g) hereto, with respect to the Properties owned by East Wood now or in the past, (collectively the "East Wood Properties"):

         (1) To its knowledge, at no time during Crown Partner's ownership have the East Wood Properties been used by them, or by anyone else, for the generation, storage or disposal of a Hazardous Substance (as hereinafter defined) or as a landfill or other waste disposal site, except in compliance with Environmental Laws (as hereinafter defined) and East Wood has not received any notification of violation of said laws, except as previously disclosed in writing to Cotton Valley. To the knowledge of East Wood, there are no Hazardous Substances currently on the Land, except in compliance with Environmental Laws. "Hazardous Substance" means any substance now or hereafter defined as a "hazardous substance" under Section 101 of the Comprehensive Environmental Response, Compensation and Liability
             Act, 42 U.S.C.A.   9601(14).  "Environmental Laws" means all
             laws, statutes, regulations and judicial interpretations of the United States and the State of Texas or either of them, or any other governmental or quasi-governmental authority having jurisdiction, that relate to the prevention, abatement or elimination of pollution, or the protection of the environment, including the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substance Control Act, the Hazardous Materials Transportation Act and all state statutes serving similar or related purposes;

         (2) East Wood has not entered into, and, no predecessor to it has entered into, or is subject to, any agreements, consent orders, decrees, judgments, license or permit conditions, or, other directives of governmental authorities in existence at this time based on any Environmental Laws that relate to the future use of any of the East Wood Properties or that require any change in the present conditions of any of the East Wood Properties;

         (3) There are no actions, suits, claims or proceedings seeking money damages, injunctive relief, remedial action, or other remedy, pending or threatened, against any of the East Wood Properties or against East Wood from its ownership or operation of the East Wood Properties and relating to the violation of, or noncompliance with, an Environmental Law; the disposal, discharge, or release of any Hazardous Substance; or the exposure of any person to any other solid waste, pollutant, chemical substance, noise or vibration;

         (4) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate any Environmental Law or require the consent or approval of any agency charged with enforcing any Environmental Law.
     (8) Governmental Rules. East Wood has not received any notice of a default under or violation of:

         (1) any law, order, writ, injunction, rule, regulation or degree of any governmental body, agency or court or of any commission or other administrative agency except for violations that will not have a Material Adverse Effect, or

         (2) any material agreement or obligation to which it is a party or by which it is bound or to which it may be subject except for violations that will not have a Material Adverse Effect.


     (9) Liability for Brokers' Fees. East Wood will not directly or indirectly incur any liability or expense as a result of any undertakings or agreements of East Wood for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby, except as disclosed to Cotton Valley with regard to Dominick
         & Dominick Securities Inc.

    (10) Liabilities and Taxes. Except as reflected on the attached Schedule 4.1(j), all liabilities, franchise taxes, federal income taxes, state income taxes, ad valorem taxes (based on 1999 rates), real property, personal property, production, severance, excise and other all other material taxes and liabilities for which East Wood may be liable for periods of time ending prior to September 14, 1999 have been duly and timely paid or accrued.

    (11) Litigation. Except as reflected on the attached Schedule 4.1(k), there are no actions, suits, claims, proceedings, agency enforcement actions or investigations by any person or entity or by any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending or threatened against or affecting East Wood or any of its assets or which has affected or could affect its ability to consummate the transactions contemplated by this Agreement.

    (12) No Demands. East Wood has received no notice of any claimed defaults, offsets or demands with respect to its properties and there is no default existing with respect to any contracts that would have a Material Adverse Effect.

    (13) No Liens or Encumbrances. The interests of the members of East Wood and all of the assets and properties of East Wood, which are the subject hereof, are free and clear of all liens and encumbrances except as reflected on the attached Schedule 4.1(m).

    (14) Non-Foreign Representation. East Wood is not a Non-Resident Alien Foreign Corporation, Foreign Partnership, Foreign Trust or Foreign Estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

    (15) Payments. All payments of any kind required to be made by East Wood to Third Parties under any existing contract or agreement, with regard to its properties, have been or will be properly and timely paid for or provided for.

    (16) Qualification. East Wood is an experienced and knowledgeable investor in natural resource properties and has the financial and business expertise to evaluate the merits and risks of the transactions contemplated by this Agreement. In entering into this Agreement, East Wood has relied solely on its independent investigation of, and judgment with respect to, the Cotton Valley Properties and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments or statements of any representatives of, or consultants or advisors engaged by Cotton Valley.

    (17) Reports. From June 1, 1996 until January 2, 1999 Crown Partners has, and from January 3, 1999 until the date hereof, East Wood has, filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the State of Colorado (collectively, the "East Wood Reports"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the East Wood Reports complied in all material respects with all the rules and regulations promulgated by the State of Colorado and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of East Wood included in the East Wood Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles consistently applied during the periods presented (except, as noted therein, or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of East Wood as of the date thereof and the results of its operations and its cash flows for the periods then ended.

    (18) Royalties - All royalties and other payments due from or in connection with sales from the East Wood' Properties for all periods of time prior to Closing have been or will be properly and correctly paid by them.

    (19) Notice of Breach of Representations or Warranties - East Wood will immediately notify Cotton Valley upon the discovery that any representation or warranty of East Wood becomes or will become untrue on the Closing Date.


    (20) Survivability - All representations and warranties contained in this
         Article IV shall survive the Closing.

1.11 Reliance - East Wood hereby expressly acknowledges that the Purchaser and Aspen are relying upon the covenants, representations and warranties of the East Wood contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto in connection with the purchase of the Purchased Shares hereunder.

                                   ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ASPEN

1.12 The Purchaser and where applicable Aspen hereby covenant, represent and warrant to the Vendors and to East Wood as follows:

     (1) Organization, Standing and Power. The Purchaser is a Yukon Territory Corporation duly organized, validly exiting and in good standing under the laws of the Yukon Territory, Canada, having all requisite power and authority to carry on their business as now being conducted.
         Aspen is a Texas corporation duly organized, validly existing and in good standing under the laws of the State of Texas, having all requisite power and authority to carry on their business as now being conducted.

     (2) Authority and Enforceability. This Agreement is a valid and binding obligation of each of the Purchaser and Aspen, has been duly and validly authorized by all necessary corporate action on the part of each of the Purchaser and Aspen and is enforceable against each in accordance with its terms. Neither the execution and delivery by the Purchaser or Aspen of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance of it with any of the provisions hereof, will:

         (1) conflict with or result in a breach of any provision of the Purchaser's or Aspen's certificate of organization,

         (2) result in a default (with due notice of lapse of time or both) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license or agreement to which either is a party or by which any of its properties or assets may be bound,

         (3) violate any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to them or any of their properties or assets, except for violations which will not have a material adverse effect on either party's business or properties ("Material Adverse Effect"); or

         (4) require the consent, approval, authorization or permit of, or filing with or notification to any governmental authority or any other person, except as set forth in Schedule 5.1(b) hereof.

     (3) Absence of Changes. Except as disclosed in writing to East Wood and the Vendors prior to Closing, there have been no material adverse changes in the condition of the Purchaser's business or properties.

     (4) Agreements. East Wood and the Vendors acknowledge that the Purchaser is in the business of acquiring, exploring and developing oil and gas interests and in the course of carrying on such business, either executes (or assumes) and makes applicable to its interests various agreements of the types generally experienced in the oil and gas industry. The contractually binding arrangements to which the Purchaser and the oil and gas leases owned by the Purchaser are subject are of the type generally found in the oil and gas industry, do not (individually or in the aggregate) contain unusual or unduly burdensome provisions which may operate in a materially adverse manner with respect to the Purchaser and are in form and substance considered conventional within the oil and gas industry.

     (5) Capitalization of the Purchaser and Aspen. Of the authorized capital of Cotton Valley, no preference shares and 34,198,198 common shares (and no more) have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of the Purchaser. At Closing, exclusive of the Cotton Valley Shares, there shall be 34,198,198 common shares of Cotton Valley outstanding. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the 5,000,000 Cotton Valley Shares to Apollo and the 20,000,000 Cotton Valley Shares to Aspen, to be held by Aspen for issuance to Wheeler pursuant to the terms of the Aspen Shares, all as more particularly described in Schedule 2.1(c) hereof, such shares will be duly authorized, validly issued, fully paid and non-assessable. Other than the Warrants, there are no other warrants, options, convertible debentures or any other form of securities of the Purchaser issued or outstanding, except as reflected on the attached Schedule 5.1(e).

         Of the authorized capital of Aspen, no Class A common shares and 1,000 common shares (and no more) have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of Aspen at Closing. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the 20,000,000 Class A common shares of Aspen previously defined as the Aspen Shares, with the attributes attached as Schedule 2.1(c), such shares will be duly authorized, validly issued, fully paid and nonassessable. There are no other warrants, options, convertible debentures or any other form of securities of Aspen issued or outstanding, except as reflected on the attached
         Schedule 5.1(e).

     (6) Cotton Valley and Aspen Common Stock. The Cotton Valley Shares will be authorized and issued common stock of the Purchaser, with no par value, held by Aspen in the case of the 20,000,000 shares for issuance to Wheeler, in accordance with the terms, conditions and rights attaching to the Aspen Shares.

         The Aspen Shares will be issued as fully paid, non-assessable Class A common shares in the capital of Aspen, with the exchange rights and voting rights attached thereto as set out in Schedule 5.1(f). [Schedule 5.1(f) to contain exchange rights and process, along with confirmation that individuals holding Aspen Shares have irrevocable rights to vote shares in Cotton Valley.]

     (7) Cotton Valley Warrants. The Warrants issued hereunder to the Vendors, as described in Schedule 2.1(c), will be duly issued by the Purchaser and exercisable for common shares of Cotton Valley according to the terms and conditions contained therein. The common shares of Cotton Valley issuable on the due exercise of the Warrants (which may only occur following Cotton Valley shareholder approval) will be issued as fully paid, non-assessable shares in the capital of Cotton Valley.

     (8) Consents. No consents for the Purchaser or Aspen to enter into this Agreement and consummate the actions contemplated by this Agreement are required.

     (9) Environmental Matters. Except as set forth in Schedule 5.1(i) attached hereto, with respect to the properties owned by the Purchaser now or in the past, (collectively the "Cotton Valley Properties"):

         (1) To its knowledge, at no time during the Purchaser's ownership have the Cotton Valley Properties been used by them, or by anyone else, for the generation, storage or disposal of a Hazardous Substance (as hereinafter defined below) or as a landfill or other waste disposal site, except in compliance with Environmental Laws (as hereinafter defined) and the Purchaser has not received any notification of violation of said laws, except as previously disclosed in writing to East Wood. To the knowledge of the Purchaser, there are no Hazardous Substances currently on the Land, except in compliance with Environmental Laws. "Hazardous Substance" means any substance now or hereafter defined as a "hazardous substance" under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42
             U.S.C.A.   9601(14).  "Environmental Laws" means all laws,
             statutes, regulations and judicial interpretations of the United States and the State of Texas or either of them, or any other governmental or quasi-governmental authority having jurisdiction, that relate to the prevention, abatement or elimination of pollution, or the protection of the environment, including the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substance Control Act, the Hazardous Materials Transportation Act and all state statutes serving similar or related purposes.

         (2) The Purchaser has not entered into, and, no predecessor to it has entered into, or is subject to, any agreements, consent orders, decrees, judgments, license or permit conditions, or, other directives of governmental authorities in existence at this time based on any Environmental Laws that relate to the future use of any of the properties or that require any change in the present conditions of any of the properties.

         (3) There are no actions, suits, claims or proceedings seeking money damages, injunctive relief, remedial action, or other remedy, pending or threatened, against any of the properties or against the Purchaser from its ownership or operation of the properties and relating to the violation of, or noncompliance with, an Environmental Law; the disposal, discharge, or release of any Hazardous Substance; or the exposure of any person to any other solid waste, pollutant, chemical substance, noise or vibration.

         (4) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate any Environmental law or require the consent or approval of any agency charged with enforcing any Environmental Law.

     (10) Governmental Rules. The Purchaser has not received any notice of a default under or violation of:

          (1) any law, order, writ, injunction, rule, regulation or decree of any governmental body, agency or court of any commission of other administrative agency except for violations that will not have a Material Adverse Effect, or

          (2) any material agreement or obligation to which it is a Party or by which it is bound or to which it may be subject except for violations that will not have a Material Adverse Effect.

     (11) Liability for Brokers' Fees. The Purchaser or Aspen will not directly or indirectly incur any liability or expense as a result of any undertakings or agreements of the Purchaser for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby, other than pursuant to the agreement with Dominick & Dominick Securities Inc.

     (12) Liabilities and Taxes. Except as reflected on the attached Schedule 5.1(l), all liabilities, franchise taxes, federal income taxes, state income taxes, ad valorem taxes (based on 1999 rates), real property, personal property, production, severance, excise and all other material taxes and liabilities for which the Purchaser may be liable for periods of time ending prior to [September 14,] 1999 have been duly and timely paid or accrued.

     (13) Litigation. Except as reflected on the attached Schedule 5.1(m), there are no actions, suits, claims, proceedings, agency enforcement actions or investigations by any person or entity or by any administrative agency or governmental body and no legal, administrative or arbitration proceeding pending or threatened against or affecting the Purchaser or any of its assets or which has affected or could affect its ability to consummate the transactions contemplated by this Agreement.

     (14) No Demands. The Purchaser has received no notice of any claimed defaults, offsets or demands with respect to its properties and there is no default existing with respect to any contracts that would have a Material Adverse Effect.

     (15) No Liens or Encumbrances. The shares of the Purchaser and Aspen and all of the assets and properties of each of the Purchaser and Aspen which are the subject hereof, are free and clear of all liens and encumbrances except as reflected on the attached Schedule 5.1(o).

     (16) Non-Foreign Representation. Neither the Purchaser nor Aspen is a Non-Resident Alien Foreign Corporation, Foreign Partnership, Foreign Trust or Foreign Estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

     (17) Payments. All payments of any kind required to be made by the Purchaser to Third Parties under any existing contract or agreement, with regard to their properties, having been or will be properly and timely paid or provided for.

     (18) Qualification. The Purchaser is an experienced and knowledgeable investor in natural resource properties and has the financial and business expertise to evaluate the merits and risks of the transactions contemplated by this Agreement. In entering into this Agreement, the Purchaser has relied solely on its independent investigation of, and judgment with respect to, the East
          Wood Properties and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments or statements of any representatives of, or consultants or advisors engaged by East Wood.
     (19) Receipt of Cotton Valley Reports. East Wood has been furnished with and had the opportunity to review all Cotton Valley Reports (hereinafter defined) filed with the U.S. Securities and Exchange Commission ("SEC") through the Closing Date.

     (20) Reports. From January 1, 1996 until the date hereof, the Purchaser has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to any Forms 10-KSB, Forms 10-QSB, Forms 8-KSB, Forms 20-F and proxy statements (collectively, "Cotton Valley Reports"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Cotton Valley Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          The financial statements of the Purchaser included in the Cotton Valley Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, having been prepared in accordance with U.S. generally accepted accounting principles consistently applied during the periods presented (except, as noted therein, or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of the Purchaser as of the date thereof and the results of its operations and its cash flows for the periods then ended.

     (21) Royalties. All royalties and other payments due from or in connection with sales from the Cotton Valley's Properties for all periods of time prior to Closing have been or will be properly and correctly paid by them.

                                       ARTICLE VI
                   CONDITIONS PRECEDENT TO THE PERFORMANCE BY THE PURCHASER
                  AND THE VENDORS OF THEIR OBLIGATIONS UNDER THIS AGREEMENT

1.13 Purchaser's Conditions - The obligation of the Purchaser to complete the purchase of the Purchased Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part):

     (1) Truth and Accuracy of Representations of Vendors and East Wood at Closing Time - All of the representations and warranties of the Vendors and of East Wood made in or pursuant to this Agreement (including the Schedules hereto) or in agreement, certificate or other document delivered or given pursuant to this Agreement, including, without limitation, the representations and warranties set forth in Article IV hereof, shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).

     (2) Legal Matters - The due creation and issuance of the Purchased Shares, the title of the Vendors to the Purchased Shares, the form of and documentation relating to the transfer of the Purchased Shares by the Vendors to the Purchaser, and all corporate proceedings of East Wood, its shareholders, members and directors, and all matters which in the reasonable opinion of counsel for the Purchaser are material in connection with the transactions herein contemplated shall be completed and all relevant documents, records and information shall be supplied by the Vendors to such counsel for that purpose.

1.14 Vendors' Conditions - The obligation of the Vendors to complete the sale of the Purchased Shares hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Vendors and may be waived by the Vendors in whole or in part):

     (1) Truth and Accuracy of Representations of Purchaser at Closing Time-All of the representations and warranties of the Purchaser and Aspen made in or pursuant to this Agreement or in any agreement, certificate or other document delivered or given pursuant to this Agreement, including without limitation the representations and warranties set forth in Article V hereof, shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time.

     (2) Performance of Obligations - The Purchaser shall have complied with and performed in all respects all its obligations, covenants and agreements herein.

1.15 Non-Performance of Conditions for the Benefit of the Purchaser - In the event that any of the conditions set forth in Section 6.1 shall not be fulfilled and/or performed at or before the Closing Time, the Purchaser may terminate this Agreement by notice in writing to the Vendors, and the Purchaser shall thereupon be released from all obligations under this Agreement and the Vendors shall also be released from all obligations under this Agreement, provided any of the said conditions may be waived in whole or in part by the Purchaser at any time without prejudice to its right of termination in the event of a non-fulfilment and/or non-performance of any other condition or conditions, any such waiver to be binding upon the Purchaser only if the same is in writing.

1.16 Non-Performance of Conditions for the Benefit of the Vendors - In the event that any of the conditions set forth in Section 6.2 shall not be fulfilled and/or performed at or before the Closing Time, the Vendors may terminate this Agreement by notice in writing to the Purchaser, and the Vendors shall thereupon be released from all obligations under this Agreement and the Purchaser shall also be released from all obligations under this Agreement, provided any of the said conditions may be waived in whole or in part by the Vendors at any time without prejudice to its right of termination in the event of a non-fulfilment and/or non-performance of any other condition or conditions, any such waiver to be binding upon the Vendors only if the same is in writing. Each Vendor acknowledges and agrees that a notice in writing to the Purchaser by fewer than all of the Vendors to terminate this Agreement and any waiver in whole or in part by fewer than all of the Vendors of any of the said conditions pursuant to this Section 6.4 shall be conclusively deemed not to be a notice to terminate or waiver, as the case may be, for purposes of this Agreement, including this Section 6.4.

                                 ARTICLE VII
                  SURVIVAL OF REPRESENTATIONS, WARRANTIES
                 AND COVENANTS OF THE VENDORS AND PURCHASER

1.17 Survival of Representations, Warranties and Covenants of the Vendors - The representations, warranties and covenants of the Vendors and of East Wood contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser.

1.18 Survival of Representations, Warranties and Covenants of the Purchaser - The covenants, representations and warranties of the Purchaser contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreements and, notwithstanding such completion or any investigation made by or on behalf of the Vendors, shall continue in full force and effect for the benefit of the Vendors.

                               ARTICLE VIII
                                 CLOSING

1.19 The Closing - The sale and purchase of the Purchased Shares hereunder shall be completed at the Closing Time at the offices of Weir & Foulds or at such other location as may be mutually agreed upon by the parties hereto.

1.20 Tender - Any tender of documents hereunder may be made upon the parties hereto or their respective counsel.

                                ARTICLE IX
                                  GENERAL

1.21 Expenses - All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

1.22 Time - Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

1.23 Notices - All payments and communications which may be or are required to be given by either party to the other herein, shall (in the absence of any specific provision to the contrary) be in writing and delivered or sent by prepaid registered mail or telecopier to the parties at their following respective addresses:

                   For:     Jack E. Wheeler
                            2101 W. Coffee Creek Road
                            Edmond, Oklahoma  73003

                            Apollo Investments Limited
                            c/o Cox and McNeese
                            Suite 102
                            3601 North Classen Blvd.
                            Oklahoma City, Okla.  73118

                            Stillwater Gas Productions Inc.
                            c/o Cox and McNeese

                            Suite 102
                            3601 North Classen Blvd.
                            Oklahoma City, Okla.  73118

                            Custer County Drillers Inc.
                            c/o Cox and McNeese
                            Suite 102
                            3601 North Classen Blvd.
                            Oklahoma City, Okla.  73118

                   For:     Cotton Valley Resources Corporation
                            6510 Abrams Road
                            Suite 300
                            Dallas, Texas  75231

                            Attention:  Mr. James Hogue

                            Facsimile: (214) 221-6510

        with a copy to:     Aspen Energy Group, Inc.
                            c/o 6510 Abrams Road
                            Suite 300
                            Dallas, Texas  75231

                            Attention:  President

                            Facsimile: (214) 221-6510

        with a copy to:     Weir & Foulds
                            Barristers and Solicitors
                            130 King Street West
                            Suite 1600
                            Toronto, ON  M5X 1J5

                            Attention: Mr. Wayne Egan

                            Facsimile: (416) 365-1876


                   For:     East Wood Equity Ventures Inc.
                            5900 Mosteller Drive
                            Suite 1900
                            Oklahoma City, Oklahoma 73112

                            Attention: President

                            Facsimile: (415) 512-2479
     and if any such payment or communication is sent by prepaid registered mail, it shall, subject to the following sentence, be conclusively deemed to have been received on the third business day following the mailing thereof and, if delivered or telecopied, it shall be conclusively deemed to have been received at the time of delivery or transmission. Notwithstanding the foregoing provisions with respect to mailing, in the event that it may be reasonably anticipated that, due to any strike, lock-out or similar event involving an interruption in postal service, any payment or communication will not be received by the addressee by no later than the third (3rd) Business Day following the mailing thereof, then the mailing of any such payment or communication as aforesaid shall not be an effective means of sending the same but rather any payment or communication must then be sent by an alternative means of transportation which it may reasonably be anticipated will cause the payment or communication to be received reasonably expeditiously by the addressee. Either party may from time to time change its address hereinbefore set forth by notice to the other of them in accordance with this section.

1.24 Governing Law - This Agreement and the rights and obligations and relations of the parties hereto shall be governed by and construed in accordance with the laws of the Ontario (but without giving effect to any conflict of laws rules). The parties hereto agree that the Courts of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party hereto does hereby attorn to the jurisdiction of the Courts of the Ontario.

1.25 Headings - The index to and headings in this Agreement and in the Schedules hereto are inserted solely for convenience of reference and do not affect the interpretation thereof or define, limit or construe the contents of any provision of this Agreement.

1.26 Assignment - Neither this Agreement nor any rights or obligations hereunder shall be assignable by any party hereto without the prior written consent of each of the other parties, which consent may be unreasonably withheld. Subject thereto, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors (including any successor by reason of amalgamation of any party hereto) and permitted assigns.


1.27 Entire Agreement - With respect to the subject matter of this Agreement, this Agreement (a) sets forth the entire agreement between the parties hereto and any persons who have in the past or who are now representing either of the parties hereto, (b) supersedes all prior understandings and communications between the parties hereto or any of them, oral or written, and (c) constitutes the entire agreement between the parties hereto. Each party hereto acknowledges and represents that this Agreement is entered into after full investigation and that no party is relying upon any statement or representation made by any other which is not embodied in this Agreement. Each party hereto acknowledges that he or it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by each of the parties hereto.

1.28 Further Assurances - The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions whether before, at or after the Closing Time.

1.29 Counterparts - This Agreement may be executed in any number of counterparts and all such counterparts shall for all purposes constitute one agreement, binding on the parties hereto, provided each party hereto has executed at least one counterpart, and each shall be deemed to be an original, notwithstanding that all parties are not signatory to the same counterpart.

1.30 Waiver - The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement or any of its rights in respect thereto or to insist upon strict adherence to any term of this Agreement will not be considered to be a waiver of such provision, right or term or in any way to affect the validity of this Agreement or deprive the applicable party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. The exercise by any party to this Agreement of any of its rights provided by this Agreement will not preclude or prejudice such party from exercising any other right it may have by reason of this Agreement or otherwise, irrespective of any previous action or proceeding taken by it hereunder. Any waiver by any party hereto of the performance of any of the provisions of this Agreement will be effective only if in writing and signed by a duly authorized representative of such party.

1.31 Negotiation - This Agreement has been negotiated and approved by counsel on behalf of all parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship of any of the provisions hereof.

     IN WITNESS WHEREOF the parties hereto have hereunto duly executed this Agreement as of the day and year first above written.

_____________________________                    ___________________________
Witness:                                              Jack E. Wheeler


                                                  APOLLO INVESTMENTS LIMITED


                                                  Per:
                                                       Name:
                                                       Title:


                                              STILLWATER GAS PRODUCTIONS INC.


                                                   Per:
                                                        Name: *
                                                        Title:   *


                                                CUSTER COUNTY DRILLERS INC.


                                                    Per:
                                                         Name:
                                                         Title:


                                                 COTTON VALLEY RESOURCES
                                                       CORPORATION


                                                     Per:
                                                     Name:  James E. Hogue
                                                     Title: Chief Executive
                                                            Officer


                                                  ASPEN ENERGY GROUP, INC.


                                                      Per:
                                                             Name:
                                                             Title:

                                               EAST WOOD EQUITY VENTURE, INC.


                                                       Per:
                                                       Name:  Jack E. Wheeler
                                                       Title: President

                         SCHEDULE 1.1(c)

                      East Wood Properties

                         SCHEDULE 2.1(c)


          Special Warrants of Cotton Valley Resources Corporation

     Each special warrant issuable pursuant to the terms of this Share Purchase Agreement shall be exercisable, at the option of the holder, into one (1) common share in the capital of Cotton Valley Resources Corporation. Notwithstanding the foregoing, the exercise of the special warrants may only occur upon approval by the shareholders of Cotton Valley Resources Corporation a duly convened shareholders meeting in order to be exercisable. In the event that shareholder approval is not obtained, then the special warrants may not be exercised until such time as shareholder approval may be obtained, or the special warrants are otherwise exercisable as a result of the issued and outstanding shares in the capital of Cotton Valley Resources Corporation.

     The terms and conditions attaching to the special warrants shall be in the form of a special warrant certificate, which certificate shall contain the commercial and reasonable terms attaching to such a convertible security. In particular, the special warrant certificates shall provide these special warrants may only be exercised following shareholder approval or the exercise thereof, and that until such exercise occurs, the holder of a special warrant certificate and the special warrants represented thereby has no rights whatsoever as a shareholder of Cotton Valley Resources Corporation.

                              SCHEDULE 4.1(b(

                East Wood Authority and Enforceability

                                 Nil

                             SCHEDULE 4.1(g)

               Environmental Matters respecting East Wood Properties

                                 None

                             SCHEDULE 4.1 (j)

                       East Wood Liabilities and Taxes

                                 None

                             SCHEDULE 4.1 (k)

                         East Wood Litigation

                                 None

                             SCHEDULE 4.1 (m)

                        East Wood Liens or Encumbrances

                                 None

                             SCHEDULE 5.1(b)

               Cotton Valley and Aspen Authority and Enforceability

                                  Nil

                             SCHEDULE 5.1(e)

                  Capitalization of the Purchaser and Aspen

              Cotton Valley                 34,198,198

              Aspen                         1,000 common

                            SCHEDULE 5.1(i)


                Cotton Valley Environmental Matters


                                  NIL

                               SCHEDULE 5.1(l)


                    Cotton Valley Liabilities and Taxes


     U.S. Federal Income Tax Liability for Aspen Energy Corporation for the periods 1994-1999 has not been paid and is subject to revision and restatement (for carry back loss provisions) after the 1998 tax calculations are completed.

     Canadian income tax liability (if any) for fiscal years 1998 and 1999 has not been determined.

     Andrews, Dallas and Navarro County taxes as set forth in Accounts Payable Schedule attached hereto.

                                SCHEDULE 5.1(m)


                            Cotton Valley Litigation


1. Stewart & Stevenson Power, Inc. v. Cotton Valley Resources Corporation claims $29,185.03 for past services to Mustang Well Servicing, Inc. Cotton Valley alleges a credit is due of $10,000 to $15,000 for possession of an engine. Schedule 5.1(l) includes the full claim amount without adjustment for the engine credit.

2. Technical Manufacturing, Inc. v. Cotton Valley Resources Corporation alleges indebtedness of $26,338 for a skid unit held in possession of Cotton Valley and $64,225 for a second skid unit held in possession by Technical Manufacturing. Technical Manufacturing has offered to return the second unit and settle all claims for $25,000. Cotton Valley claims it paid the full amount for the first unit to the purchase agent. Schedule 5.1(l) includes $17,063 which is the $26,338 claimed for Cotton Valley's skid less the $9,275 Cotton Valley paid down against the second skid.

3. Several vendor lawsuits under $25,000 each and in the aggregate not material to the financial condition of Cotton Valley are included in
Schedule 5.1(l).

                                SCHEDULE 5.1(o)


                   Cotton Valley and Aspen Liens and Encumbrances


Cotton Valley's interest in the Means Field, Andrews County, Texas is subject to liens and encumbrances in favour of an Affiliate of Cambrian Capital Corporation in amounts set for in the audit financial statements of Cotton Valley dated as of June 30, 1999.

Means Field Materialmen and Mechanics Liens and Encumbrances as set forth on the following page.